EXHIBIT 99.A

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: May 24, 2006

SCSF Equities, LLC

	By:	/s/ Marc Leder
Name: Marc J. Leder
Its: Co-CEO

Sun Capital Securities Offshore Fund, Ltd.

	By:	/s/ Marc Leder
Name: Marc J. Leder
Its: Director

Sun Capital Securities Fund, LP

	By:	Sun Capital Securities Advisors, LP
	Its:	General Partner

	By:	Sun Capital Securities, LLC
	Its:	General Partner

	By:	/s/ Marc Leder
Name: Marc J. Leder
Its: Co-CEO

Sun Capital Securities Advisors, LP

	By:	Sun Capital Securities, LLC
	Its:	General Partner

	By:	/s/ Marc Leder
Name: Marc J. Leder
Its: Co-CEO

Sun Capital Securities, LLC

	By:	/s/ Marc Leder
Name: Marc J. Leder
Its: Co-CEO

/s/ Marc Leder

/s/ Rodger Krouse